SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – December 10, 2009

MUST HAVES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-52810	05-0597678
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

1507 Presidential Way, North Miami Beach, Florida 33179

(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 10, 2009, Must Haves, Inc., a Florida corporation (the “Company”) signed a Merger Agreement (the “Agreement”) with iTrackr, Inc., a Florida corporation (the “Purchaser”) and iTrackr Acquisition Inc. (the “Subsidiary”), a wholly-owned subsidiary of the Company. Pursuant to the Agreement each share of Purchaser’s common stock shall be converted into one share of common stock of the Company. As well, each outstanding option, warrant and convertible security of the Purchaser will have the right to be exchanged for one share of common stock of the Company according to the terms and conditions of such options, warrants and convertible securities. Upon consummation of the Merger, the shareholders of the Purchaser will initially receive an aggregate of 17,725,698 shares of Company common stock and will own 93.4% of the Company’s common stock. As of the date of the Merger, the Company had approximately 1,243,750 shares of common stock outstanding. Upon completion of the Merger, the Company’s president and sole director, Stella Gostfrand, will resign and the Company will have Michael Uhl, David Baesler and John Rizzo appointed to the Company’s board of directors.

The Merger Agreement is subject to standard closing conditions including, but not limited to, the continued accuracy of each parties’ representations and warranties.

Item 9.01	Financial Statements and Exhibits.

Exhibits

2.1	Agreement and Plan of Merger by and among Must Haves, Inc., iTrackr, Inc. and iTrackr Acquisition Inc. dated December 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MUST HAVES, INC.

December 16, 2009	By:	/s/ Stella Gostfrand
Stella Gostfrand

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